Exhibit 10.1
Executive Officer Equity Compensation Summary

	Restricted Stock*	Restricted Stock*
	(Performance Vesting)	(TimeVesting)	Stock Options*
Executive Officer	(#)	(#)	(#)
Marvin J. Girouard Chairman and Chief Executive Officer	—	—	300,000

Charles H. Turner Executive Vice President, Finance, Chief Financial Officer and Treasurer	12,000	11,000	30,000

Jay R. Jacobs Executive Vice President, Merchandising	12,000	11,000	30,000

E. Mitchell Weatherly Executive Vice President, Stores	12,000	11,000	30,000

Phil E. Schneider Executive Vice President, Marketing	12,000	11,000	30,000

David A. Walker Executive Vice President, Logistics and Allocations	12,000	11,000	30,000
Non-Employee Director Equity Compensation Summary
Each Non-Employee Director of Pier 1 Imports, Inc. was granted, effective June 23, 2006, 6,000 options to purchase shares of the Company’s common stock.*

*	All equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. The exercise price of all options granted June 22, 2006 and effective June 23, 2006 to the named Executive Officers and the non-employee directors is $7.55 which is the NYSE closing price on Friday, June 23, 2006 of the Company’s common stock.